NEWS RELEASE
FOR RELEASE ON OR AFTER: October 31, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 1 of 5

REGAL-BELOIT THIRD QUARTER NET INCOME
INCREASES 61%

October 31, 2006 (Beloit, WI): REGAL-BELOIT CORPORATION (NYSE:RBC) today reported strong increases in net sales and earnings for the third quarter ended September 30, 2006. Net sales increased 21.2% to $419.3 million from $345.9 million in the third quarter of 2005. Net income increased 60.5% to $29.7 million as compared to $18.5 million in the comparable period of 2005. Diluted earnings per share increased 50.8% to $.89 as compared to $.59 for the third quarter of 2005.

In the Electrical Segment, sales increased 24.9% to $370.4 million. Included in the results for the quarter were $11.7 million of sales attributable to the Sinya motor business acquired during the second quarter of 2006. The sales increase was again driven by strong channel demand in commercial and industrial motors, generators, and HVAC motors. Sales in the Mechanical Segment decreased 0.8% to $48.9 million. Sales in the Mechanical Segment were impacted by the May 2006 sale of the Cutting Tools business which reduced sales by approximately $3.9 million from the comparable period of 2005.

The gross profit margin for the third quarter of 2006 was 24.6%, which is a 250 basis point improvement over the gross profit margin of 22.1% in the third quarter of 2005. The increase was a result of higher volume, productivity and positive product mix, offset, in part, by continued increases in raw material costs. Income from operations was $53.0 million (12.7% of sales), a 53.2% increase over the $34.6 million (10.0% of sales) reported for the third quarter of 2005. As a result of the 2006 implementation of FAS 123R, operating expenses for the third quarter of 2006 included $.8 million of expense related to equity compensation as compared to $.1 million in the third quarter of 2005. Net income in the third quarter of 2006 was $29.7 million, a 60.5% increase from the $18.5 million reported in the third quarter of 2005.

“We are extremely pleased with our record third quarter performance. Solid markets for our products coupled with contributions from our strategic initiatives provided the basis for our strong results,” said Henry Knueppel, Chairman and Chief Executive Officer. “While the housing related and HVAC markets were more challenging, the contributions from new and higher value content products more than offset those market challenges.”

“We expect normal seasonal sales in the fourth quarter, noting that HVAC business will face a tougher comparison because of the strong sales in the fourth quarter of 2005,” Knueppel added. “Based on this view of our markets and the continued contributions from our strategic initiatives, we are forecasting fourth quarter earnings per share to be in the range of $.64 to $.71 per share. Overcoming a difficult fourth quarter comparison and targeting new records for fourth quarter sales and earnings, is a testament to the strength of our people and our initiatives.”

NEWS RELEASE
FOR RELEASE ON OR AFTER: October 31, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 2 of 5

REGAL-BELOIT will be holding a telephone conference call pertaining to this news release at 1:30 PM CST (2:30 PM EST) on Tuesday, October 31, 2006. Interested parties should call 866-868-1109, access code 16108930. A replay of the call will be available through November 10, 2006 at 877-213-9653, access code 16108930.

REGAL-BELOIT CORPORATION is a leading manufacturer of mechanical and electrical motion control and power generation products serving markets throughout the world. REGAL-BELOIT is headquartered in Beloit, Wisconsin, and has manufacturing, sales, and service facilities throughout the United States, Canada, Mexico, Europe and Asia.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward-looking statements. Forward-looking statements represent our management’s judgment regarding future events. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: unexpected issues and costs arising from the integration of acquired companies and businesses, such as our acquisitions of the HVAC motors and capacitors businesses and the Commercial AC motors business from General Electric Company; marketplace acceptance of our acquisitions, including the loss of, or a decline in business from, any significant customers; unanticipated fluctuations in commodity prices and raw material costs and issues affecting our ability to pass increased costs on to our customers; cyclical downturns, including continued decline in new housing starts affecting the markets for capital goods; substantial increases in interest rates that impact the cost of our outstanding debt; the impact of capital market transactions that the Company may effect; unanticipated costs associated with litigation matters; the success of our management in increasing sales and maintaining or improving the operating margins of our businesses; actions taken by our competitors; difficulties in staffing and managing foreign operations; our ability to satisfy various covenant requirements under our credit facility; and other risks and uncertainties described from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

NEWS RELEASE
FOR RELEASE ON OR AFTER: October 31, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 3 of 5

STATEMENTS OF EARNINGS
In Thousands of Dollars

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,	September 28,	September 30,	September 28,
	2006	2005	2006	2005
Net Sales	$419,301	$345,894	$1,252,896	$1,052,485

Cost of Sales	316,231	269,296	952,521	827,643

Gross Profit	103,070	76,598	300,375	224,842

Operating Expenses	50,021	41,990	145,842	128,560

Income From Operations	53,049	34,608	154,533	96,282

Interest Expense	5,038	5,706	15,287	17,053

Interest Income	170	309	430	385

Income Before Taxes and Minority Interest	48,181	29,211	139,676	79,614

Provision For Income Taxes	17,623	9,771	50,812	28,408

Income Before Minority Interest	30,558	19,440	88,864	51,206

Minority Interest in Income, Net of Tax	818	923	2,027	1,958

Net Income	$29,740	$18,517	$86,837	$49,248

Per Share of Common Stock:

Earnings Per Share - Basic	$.96	$.62	$2.82	$1.68

Earnings Per Share - Assuming Dilution	$.89	$.59	$2.60	$1.62

Cash Dividends Declared	$.14	$.13	$.41	$.38

Average Number of Shares Outstanding-Basic	30,888,136	29,912,663	30,802,048	29,339,151
Average Number of Shares Outstanding-
Assuming Dilution	33,440,015	31,234,336	33,347,817	30,399,710

NEWS RELEASE
FOR RELEASE ON OR AFTER: October 31, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 4 of 5

CONDENSED BALANCE SHEETS
In Thousands of Dollars

ASSETS	(Unaudited)	(Audited)
Current Assets:	Sept. 30, 2006	Dec. 31, 2005

Cash and Cash Equivalents	$40,186	$32,747

Receivables and Other Current Assets	309,532	230,217

Inventories	241,366	224,316

Total Current Assets	591,084	487,280

Net Property, Plant and Equipment	263,722	244,329

Goodwill	547,372	546,168

Purchased Intangible Assets, Net	43,565	45,674

Other Noncurrent Assets	21,307	19,103

Total Assets	$1,467,050	$1,342,554

Liabilities and Shareholders’ Investment

Accounts Payable	$95,349	$82,513

Other Current Liabilities	179,196	136,278

Long-Term Debt	362,176	386,332

Other Noncurrent Liabilities	96,795	89,435

Shareholders’ Investment	733,534	647,996

Total Liabilities and Shareholders’ Investment	$1,467,050	$1,342,554

SEGMENT INFORMATION
In Thousands of Dollars

	(Unaudited)
	Mechanical Segment				Electrical Segment
	Third Quarter		Nine Months		Third Quarter		Nine Months
	Sept. 30, 2006	Sept. 28, 2005	Sept. 30, 2006	Sept. 28, 2005	Sept. 30, 2006	Sept. 28, 2005	Sept. 30, 2006	Sept. 28, 2005
Net Sales	$48,931	$49,318	$154,934	$149,465	$370,370	$296,576	$1,097,962	$903,020
Income from Operations	$5,458	$5,061	$16,299	$10,936	$47,591	$29,547	$138,234	$85,346

NEWS RELEASE
FOR RELEASE ON OR AFTER: October 31, 2006
FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
David A. Barta Vice President, Chief Financial Officer 608-364-8808, Ext. 106

Page 5 of 5

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands of Dollars)

(Unaudited)
Nine Months Ended
September 30,
2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,837

Adjustments to reconcile net income to net cash provided by operating activities;

Depreciation and amortization	25,835

Gain on sale of assets	(1,881)

Stock-based compensation expense	2,665

Change in assets and liabilities	(60,646)

Net cash provided by operating activities	52,810

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(37,689)

Purchases of short-term investments, net	(5,853)

Business acquisitions, net of cash acquired	(10,962)

Sale of property, plant and equipment	15,555

Net cash used in investing activities	(38,949)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt, net	(23,933)

Proceeds from commercial paper borrowings, net	22,737

Dividends paid to shareholders	(12,301)

Proceeds from the exercise of stock options	5,132

Excess tax benefits from stock-based compensation	1,960

Net cash used in financing activities	(6,405)

EFFECT OF EXCHANGE RATE ON CASH	(17)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,439

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	32,747

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$40,186

# # #
Corporate Offices
200 State Street ● Beloit, WI 53511-6254
608-364-8808 ● Fax: 608-364-8818
Website:   www.regal-beloit.com